UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2011

CAREY WATERMARK INVESTORS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	– Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2011, Thomas J. Ridings, Jr. was named Chief Audit Executive of the registrant and its advisor, W. P. Carey & Co. LLC (“W. P. Carey”), and, as a result, will no longer be Chief Accounting Officer of the registrant or W. P. Carey. Until the Chief Accounting Officer position is filled, the duties of the Chief Accounting Officer will be overseen by Hisham A. Kader (“Mr. Kader”), who currently serves as Senior Vice President and Corporate Controller of the registrant and W. P. Carey. Mr. Kader, age 42, joined W. P. Carey in June 2011. Prior to joining W. P. Carey, Mr. Kader was a director in the Transaction Services practice of PricewaterhouseCoopers LLP (“PwC”). He joined PwC in 1997 in New York and spent six years at their offices in Sydney, Australia and Brussels, Belgium during which time he specialized in advisory services focusing on finance effectiveness, accounting standards conversions, mergers and acquisitions and capital raising transactions. Mr. Kader, a certified public accountant, holds a Bachelor’s degree in Electronics and Communication Engineering from the Manipal Institute of Technology in India, an MBA in Finance from the University of Illinois at Urbana-Champaign and an MS in Accounting from Pace University. Mr. Kader will not receive any additional compensation for overseeing the duties of the Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: December 9, 2011	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Chief Financial Officer